UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report: December 1, 2021

(Date of earliest event reported)

TENET HEALTHCARE CORPORATION

(Exact name of Registrant as specified in its charter)

Nevada	1-7293	95-2557091
(State of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

14201 Dallas Parkway

Dallas, Texas 75254

(Address of principal executive offices, including zip code)

(469) 893-2200

(Registrant’s telephone number, including area code)

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, $0.05 par value	THC	New York Stock Exchange
6.875% Senior Notes due 2031	THC31	New York Stock Exchange

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging Growth Company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01.	Entry into a Material Definitive Agreement.

The information set forth below in Item 2.03 is incorporated by reference into this Item 1.01.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

On December 1, 2021, Tenet Healthcare Corporation (“Tenet”) issued $1,450,000,000 in aggregate principal amount of 4.375% senior secured first lien notes due 2030 (the “Notes”). The Notes were issued pursuant to an indenture, dated as of November 6, 2001 (the “Base Indenture”), between Tenet and The Bank of New York Mellon Trust Company, N.A., as successor trustee to The Bank of New York as trustee (in such capacity, the “Trustee”), as supplemented by the thirty-eighth supplemental indenture, dated as of December 1, 2021 (the “Thirty-Eighth Supplemental Indenture” and the Base Indenture, as supplemented by the Thirty-Eighth Supplemental Indenture, the “Indenture”), among Tenet, the guarantors party thereto, and the Trustee.

Tenet intends to use the net proceeds from the sale of the Notes, after payment of fees and expenses, to finance the acquisition of Surgical Center Development #3, LLC and Surgical Center Development #4, LLC’s ownership interest in a portfolio of 92 ambulatory surgery centers and certain other related assets, with any remainder for general corporate purposes, which may include, without limitation, repayment and refinancing of other debt, cash on balance sheet, working capital and capital expenditures. If the acquisition is not completed, Tenet intends to use the net proceeds for general corporate purposes, which may include, without limitation, repayment and refinancing of other debt, cash on balance sheet, working capital and capital expenditures.

The Indenture contains covenants that, among other things, restrict Tenet’s ability and the ability of its subsidiaries to: incur liens; provide subsidiary guarantees; consummate asset sales; enter into sale and lease-back transactions; or consolidate, merge or sell all or substantially all of their assets, other than in certain transactions between one or more of Tenet’s wholly owned subsidiaries and Tenet. These restrictions, however, are subject to a number of important exceptions and qualifications. In particular, there are no restrictions on Tenet’s ability or the ability of its subsidiaries to incur additional indebtedness, make restricted payments, pay dividends or make distributions in respect of capital stock, purchase or redeem capital stock, enter into transactions with affiliates or make advances to, or invest in, other entities (including unaffiliated entities).

The Indenture also provides that the Notes may become subject to redemption under certain circumstances, including a change of control (as defined in the Indenture) of Tenet. Prior to December 1, 2024, Tenet may, at its option, redeem the Notes in whole or in part, at a redemption price equal to 100% of the principal amount of the Notes being redeemed plus the make-whole premium set forth in the Indenture, together with accrued and unpaid interest. On and after December 1, 2024, Tenet may, at its option, redeem the Notes in whole or in part, at certain redemption prices (expressed as percentages of the principal amount thereof) set forth in the Indenture, together with accrued and unpaid interest.

In connection with the issuance of the Notes, Tenet also entered into an exchange and registration rights agreement, dated as of December 1, 2021 (the “Registration Rights Agreement”), with Goldman Sachs & Co. LLC as representative of the several initial purchasers named in the purchase agreement for the Notes. Pursuant to the Registration Rights Agreement, in certain circumstances, Tenet has agreed to use commercially reasonable efforts to register the Notes with the Securities and Exchange Commission if the Notes have not become freely tradable (as defined in the Registration Rights Agreement) on or before the 380th day following the date hereof.

The foregoing is a summary and is qualified by reference to the Base Indenture, the Thirty-Eighth Supplemental Indenture and the Registration Rights Agreement, which are filed herewith as Exhibits 4.1, 4.2 and 10.1, respectively, and are incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d) The following exhibits are filed as a part of this Report.

Exhibit No.	Description

4.1	Indenture dated as of November 6, 2001, between Tenet and the Bank of New York Mellon Trust Company, N.A., as successor trustee to The Bank of New York (incorporated by reference to Exhibit 4.1 to Tenet’s Current Report on Form 8-K, dated November 6, 2001 and filed November 9, 2001).

4.2	Thirty-Eighth Supplemental Indenture dated as of December 1, 2021, among Tenet, the guarantors party thereto and The Bank of New York Mellon Trust Company, N.A.

10.1	Exchange and Registration Rights Agreement dated as of December 1, 2021, among Tenet, the guarantors party thereto and Goldman Sachs & Co. LLC as representative of the other initial purchasers of the Notes named therein.

104	Cover Page Interactive Data File (embedded within the inline XBRL document).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TENET HEALTHCARE CORPORATION

Date: December 1, 2021	By:	/s/ Thomas Arnst
	Name:	Thomas Arnst
	Title:	Executive Vice President, Chief Administrative Officer and General Counsel